Exhibit 10.1

RESIGNATION AND GENERAL RELEASE AGREEMENT

This RESIGNATION AND GENERAL RELEASE AGREEMENT (“Agreement”), made this 19th day of September 2008, by and between Michael Patrick George (“Executive”), an individual, and American States Water Company (“Company”), a California corporation, is a resignation and general release of claims.

W I T N E S S E T H:

WHEREAS, Executive became an employee of the Company on February 12, 2007 pursuant to the terms of an employment letter, dated February 8, 2007, between the Company and the Executive (the “Employment Letter”);

WHEREAS, Executive desires to resign from Company; and

WHEREAS, Executive and the Company want to mutually resolve and settle any and all claims, asserted or unasserted, that one may have against the other, to the extent provided in this Agreement, arising out of or in any way connected with his employment relationship with the Company.

NOW, THEREFORE, in consideration of the covenants undertaken in this Agreement,  Executive and Company agree as follows:

1. Resignation.  Executive hereby voluntarily resigns from his position as Executive Vice President of Corporate Development and as an employee of Company in any other capacity by executing Exhibit A attached hereto, such resignation to be effective September 26, 2008 (the “Effective Date”).

2. No Violations.  Company and Executive each expressly denies any violation of any of the Company’s policies, procedures, state or federal laws or regulations.  Accordingly, while this Agreement resolves the issues, if any, between Company and Executive relating to any alleged violation of Company’s policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Company or Executive of any violation of the Company’s policies, procedures, or any state or federal laws or regulations.  Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by Company or Executive of any violation of the Company’s policies, procedures, or any state or federal regulations.  This Agreement may be introduced. however, in any proceeding to enforce this Agreement.

3. Release of all Claims.  Except for those obligations of the Company created by or arising out of Section 7 or 8 of this Agreement, Executive agrees to release the Company and any parent, subsidiary, affiliated and related entities, including their past, present, or future managers, directors, administrators, officers, employees, agents, insurance companies, attorneys, representatives, predecessors and assigns, and each of them (collectively, “Company Released Parties”) from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against the Company Released Parties, arising out of or in any way connected with Executive’s employment relationship with Company, the Employment Letter or his voluntary resignation from employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Company Released Parties, or any of them, committed or omitted prior to the date of this Agreement.  Except for those obligations of the Executive created by or arising out of this Agreement, Company agrees to release the Executive and any affiliated and related entities, including his relatives, beneficiaries, dependents, agents, insurance companies, attorneys, representatives and assigns, and each of them (collectively, “Executive Released Parties”) from any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Company now owns or holds or has at any time heretofore owned or held as against the Executive Released Parties, arising out of or in any way connected with Executive’s employment relationship with Company, the Employment Letter or his voluntary resignation from employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Executive Released Parties, or any of them, committed or omitted prior to the date of this Agreement provided, however, that such release of Executive and Executive Released Parties shall not extend to any claims, known or unknown, suspected or unsuspected, against Executive or any Executive Released Parties which arise out of facts which are finally judged by a court of competent jurisdiction to be a crime under any federal, state, or local statute law, ordinance or regulation.

4. Identification of Certain Claims Released by Executive.  The claims that Executive is releasing include, but are not limited to all: (a) claims arising out of his employment with the Company and his resignation from the Company; (b) claims arising under the Employment Letter or the Company’s policies, plans, or practices, including without limitation, promotion, compensation, bonuses, stock options, severance pay, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability benefits; (c) claims for breach of express or implied contract or covenant of good faith and fair dealing; (d) all claims for violation of public policy; (e) claims for constructive discharge; (f) claims for wrongful discharge; (g) claims for retaliation; (h) claims for violation of state or federal common law or statutory law, including without limitation, all claims arising under the California Fair Employment and Housing Act, the California Labor Code §132a, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Sarbanes-Oxley Act of 2002, or other federal, state, or local laws relating to employment or separation from employment or benefits associated with employment or separation from employment; (i) claims for harassment; (j) claims for emotional distress, mental anguish, humiliation, personal injury; and (k) claims that may be asserted on Executive’s behalf by others, as well as any and all claims that were asserted or that could have been asserted by Executive.  Excluded from this release are claims that cannot be waived or released by law and the payments and benefits to be provided to Executive by Company pursuant to Sections 7 and 8.

5. Representation of No Action Filed and Agreement Not to Sue.  Executive agrees not to sue any of the Company Released Parties regarding any claim that has been released in this Agreement.  Executive represents and warrants that he has not initiated, and will not initiate any claim, charge, lawsuit, or other action against any of the Company Released Parties (and that he has not transferred or assigned that right to any other person or entity).  Executive warrants and represents that Executive has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and Executive shall defend, indemnify and hold harmless Company from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.  Company agrees not to sue any of the Executive Released Parties regarding any claim that has been released in this Agreement.  Company represents and warrants that it has not initiated, and will not initiate any such claim, charge, lawsuit, or other action against any of the Executive Released Parties (and that it has not transferred or assigned that right to any other person or entity).  Company warrants and represents that Company has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and Company shall defend, indemnify and hold harmless Executive from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

6. No Further Recovery.  Executive understands and agrees that the Company and the Company Released Parties shall neither make nor cause to be made any additional relief to Executive, his beneficiaries or dependents, or otherwise on his behalf, except as specifically referenced in this Agreement.  Should any third party, including any state or federal agency, bring any action or claim against the Company on Executive’s behalf, either collectively or individually, Executive acknowledges and agrees that this Agreement provides him with full relief and he will not accept any other relief.  In addition, except to the extent such agreement is prohibited by applicable law, Executive agrees that if he attempts to avoid or set aside the terms of this Agreement, he will first return any and all benefits received pursuant to this Agreement and that he shall be liable for reimbursing the Company for the reasonable costs and attorneys’ fees in defending against such action.

7. Release Payment.  Provided that the Agreement is not revoked by Executive pursuant to its terms, Company shall pay to Executive at or about September 29, 2008 an amount equal to his current rate of pay for the period from September 19, 2008 through March 31, 2009, plus an amount equal to 4.5% of the portion of that amount that is attributable to the Company match under the Company’s 401(k) Plan that he would have received had he remained an employee through March 31, 2009 (for a total of $206,811.82), less standard withholding and other authorized deductions).  Such payment shall not be considered compensation under any of the Company's benefit plans (including without limitation the 401(k) plan).  Executive shall also be entitled to any salary that is earned through September 19, 2009, but unpaid as of the Effective Date, and to any other accrued vested benefits to which Executive is entitled as of the Effective Date.  Executive shall not be entitled to any bonus for 2008 or thereafter.

8. Additional Benefits.  Provided that this Agreement is not revoked by Executive pursuant to its terms, Executive shall be entitled to receive the following additional benefits:

(a)           Company shall pay Executive a monthly retirement benefit in the amount of $1,832.28 commencing on the last day of the month in which he attains age 65 and ending as of the first day of the calendar month in which his death occurs.  If, however, Executive is married at the time his benefit payments under this Agreement commence, his benefits shall instead be paid in the form of an annuity for the life of Executive and a survivor annuity for the life of his spouse that is 50% of the amount of the benefit payable during the joint lives of Executive and his spouse and which is the actuarial equivalent of the single life annuity otherwise payable to Executive under this Agreement (a “Joint and 50% Annuity”).  For purposes of determining the amount payable during the joint lives of Executive and his spouse under the preceding sentence, the actuarial assumptions under the Golden State Water Company Pension Plan or its successor (the “Pension Plan”) for purposes of calculating actuarially equivalent benefits shall be used.  Notwithstanding the foregoing, Executive and his spouse may elect that the benefit be paid in the form of any other life annuity then offered under the Pension Plan and that is “actuarially equivalent” (within the meaning of Treasury Regulation Section 1.409A-2(b)(2)(ii)(A)) to the benefits otherwise payable under this Agreement. If Executive dies on or before the date on which he would have attained age 65, his surviving spouse shall receive a survivor benefit equal to the survivor benefit that she would have received if he had (i) lived until age 65, (ii) elected the Joint and 50% Annuity described above and (iii) died on the day after the day on which he would have attained age 65.

(b)           Executive shall have the right to obtain career transition services from Lee Hecht Harrison from August 25, 2008 through February 24, 2009 for $9,500 to be paid by the Company;

(c)           Executive shall have the right to receive an amount not to exceed $2,500 for a cancellation of his residential apartment lease payable within thirty (30) days after receipt of documentation satisfactory to the Company of the amount Executive paid to cancel this lease;

(d)           Executive shall have the right to receive an amount not to exceed $5,500 for moving his personal property to Marin County from La Verne, California payable within thirty (30) days after receipt of documentation satisfactory to the Company of the amount of such payment; and

(e)           Company will provide COBRA coverage to Executive and his eligible dependents until the earlier of (i) eighteen (18) months from the Effective Date, and (ii) the first date on which Executive is covered under another employer’s substantially similar health benefit program without exclusion for any pre-existing medical condition.  Company shall reimburse Executive for the costs of such coverage promptly upon receipt of proof of payment of each premium.

9. Equity Compensation.  Executive hereby waives the rights, if any, which he may have under the terms of his Employment Letter to any further grants of equity compensation.  Executive further acknowledges that he shall have only the rights under the terms of any awards granted to him pursuant to the terms of the Company’s 2000 Stock Incentive Plan as exist pursuant to the existing standard grant agreements therefor, as amended by Amendment No. 1 to each of such agreements (copies of which are attached).

10. Executive’s Participation in Litigation.

(a)           Except to the extent prohibited by applicable law, Executive agrees that (i) he will not persuade, support, or convince others to raise claims against the Company or any Company Released Party; (ii) he will not participate in any litigation or proxy contest involving the Company or any of the Company Released Parties except, in respect of litigation, at the request of the Company or unless he is compelled by subpoena, court order or other requirement of law to participate in a legal proceeding or as may be necessary to protect his rights under this Agreement; and (iii) if he should be compelled to participate in litigation, he will notify the Company immediately by contacting the Vice President of Human Capital Management and will cooperate by making himself reasonably available to discuss the subject of any testimony with the Company and its counsel.  The service upon Executive of process requiring his appearance to testify, or to produce writings or other items, at any trial, deposition, administrative hearing, grand jury proceeding or before any other legislative, administrative or judicial body shall be deemed a requirement of law; provided, however, that prior to any testimony or production, Executive shall promptly have notified Company of the service of process received and shall have cooperated with Company’s efforts to obtain a protective order or other restriction respecting the disclosure of the information sought.  Nothing in this Agreement shall waive or diminish any privilege or other defense or objection to the production or disclosure of information that may otherwise be available to the Company or any other person or entity.

(b)           Executive further agrees to make himself available upon reasonable notice by the Company to assist with any litigation matters involving the Company.  In connection therewith, Company shall reimburse Executive for his reasonable documented out-of-pocket expenses and pay Executive an hourly fee of $250 for the time during which actual assistance is provided to the Company, excluding, among other things, time required for meals and overnight stays.

11. No Further Obligations of the Company.  Executive acknowledges that the  consideration provided to him under this Agreement is provided to him in full and complete satisfaction and discharge of any and all obligations that the Company and/or any Company Released Party has or may have to him on or before the date hereof, other than obligations arising after the date of this Agreement under the express terms of this Agreement, and that, upon receipt of the payment called for under paragraph 7, he will have been paid all the wages, bonuses and benefits that are due to him.  Notwithstanding the foregoing, Executive shall continue to enjoy rights to indemnification as set forth in Article VIII of the Company’s Amended and Restated Bylaws and any standard form Indemnification Agreement between the Executive and the Company with respect to his service as an officer of the Company.

12. Acknowledgments.  Executive expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement.  Executive further expressly acknowledges and agrees that:

(a)           In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

(b)           Company does not make and has not made any representations regarding the taxability of the payment and benefits provided to him, and he has not relied upon any representation by Company on that subject;

(c)           He was orally advised by Company and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

(d)           He was given a copy of this Agreement on September 18, 2008, and informed that he had 21 days within which to consider this Agreement;

(e)           He was informed that he has seven (7) days following the date of execution of the Agreement in which to revoke this Agreement; and

(f)           He was informed that the Company is required to disclose the terms and conditions of this Agreement in accordance with Federal securities laws.

13. Confidential Information.  Executive acknowledges that by reason of his position with Company he has been given access to strategic plans, annual business plans, lists of customers, prices, engineering plans and similar confidential or proprietary materials or information respecting Company’s business affairs (“Confidential Information”).  The term Confidential Information shall not include any information which (i) at the time of disclosure or thereafter was or is generally available to the public; (ii) was or is available to Executive on a non-confidential basis from a source other than the Company; or (iii) has been independently acquired or developed by Executive without violating any of his obligations under this Agreement or any of his other agreements with or obligations to the Company.  Executive represents that he has held all such Confidential Information confidential and will continue to do so from the date of this Agreement, and that he will not use such Confidential Information for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of Company.  On or before the Effective Date, Executive shall return to Company and shall not take or copy in any form or manner any Confidential Information.

14. Return of Equipment.  On or before the Effective Date, Executive shall return to the Company all equipment and other personal property of the Company provided to Executive by the Company in the course of his employment, including, without limitation, automobile, cell phone, and computer.

15. Non-Disclosure.  Executive agrees not to respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including negotiations) which led to its execution.  Without limiting the generality of the foregoing, Executive specifically agrees that he shall not disclose information regarding this Agreement to any current or former employee of Company Released Parties.  Executive hereby agrees that disclosure by him in violation of this paragraph shall constitute and be treated as a material breach of this Agreement and, in addition, shall cause Executive to pay Company Released Parties total liquidated damages in the amount of $500,000, plus reasonable attorneys’ fees incurred by Company Released Parties to enforce this paragraph.

16. No Employment.  Executive and Company acknowledge that, except for obligations under this Agreement, any employment or contractual relationship between them will terminate on the Effective Date, and that they have no further employment or contractual relationship except as may arise out of this Agreement and that Executive waives any right or claim to reinstatement as an employee of Company and will not seek employment in the future with Company or any of its subsidiaries.

17. Payment of Taxes.  Executive agrees that Executive shall be exclusively liable for the payment of all federal and state taxes which may be due as the result of the consideration received as set forth herein and Executive hereby represents that Executive shall make payments on such taxes at the time and in the amount required of Executive.  In addition, Executive hereby agrees fully to defend, indemnify and hold harmless the Company Released Parties, and each of them from payment of taxes, interest and/or penalties that are required of them by any government agency at any time as the result of payment of the consideration set forth herein.

18. Waiver of Section 1542 by Executive.  It is the intention of Executive in executing this Agreement that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified in paragraphs 3 and 4.  In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon him by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.  SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Executive acknowledges that he may hereafter discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement.  Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.  Executive acknowledges that he understands the significance and consequence of such release and such specific waiver of SECTION 1542.

19. Waiver of Section 1542 by Company.  It is the intention of Company in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified in paragraph 3, except as expressly excepted in such paragraph.  In furtherance of this intention, Company hereby expressly waives any and all rights and benefits conferred upon it by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.  SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Company acknowledges that it may hereafter discover claims or facts in addition to or different from those which Company now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement.  Nevertheless, Company hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.  Company acknowledges that it understands the significance and consequence of such release and such specific waiver of SECTION 1542.  Notwithstanding any of the foregoing however, such wavier shall not extend to any claims, known or unknown, suspected or unsuspected, against Executive which arise out of facts, including facts which may be discovered hereafter, which are finally judged by a court of competent jurisdiction to be a crime under any federal, state, or local statue, law, ordinance or regulation.

20. Adequate Opportunity to Consider and Revocation.  Either party may revoke this Agreement in its entirety during the seven (7) days following execution of this Agreement.  Any revocation of this Agreement must be in writing and hand delivered.  This Agreement will become effective and enforceable seven (7) days following execution, unless it is revoked during the seven-day period.

21. Entire Agreement; Amendment.  Each of the parties acknowledges that this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.  The Company and the Executive each acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Company.

22. Savings Clause.  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

23. Governing Law.  This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

24. Construction of Agreement. Each party has cooperated in the drafting and preparation of this Agreement.  Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

25. Dispute Resolution.

(a)           Any dispute or controversy between Executive (or any other Executive Released Party), on the one hand, and Company (or any other Company Released Party), on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, or otherwise in any way arising out of, related to, or connected with Executive’s employment with Company or the termination of Executive’s employment with Company, shall be resolved through final and binding arbitration in Los Angeles, California, pursuant to California Civil Procedure Code §§1280-1284.2.  The arbitrator shall be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators supplied by JAMS.  The Company will pay the arbitration fees and arbitration expenses and any other costs unique to the arbitration hearing (recognizing that each side bears its own deposition, witness, expert and attorneys’ fees and any other expenses to the same extent as if the matter were being heard in Court).  If, however, any party prevails on a statutory claim, which affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable attorneys’ fees and/or costs to the prevailing party.  Any dispute as to who is a prevailing party and/or the reasonableness of any fee or cost shall be resolved by the arbitrator.

(b)           Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents, and employees and all others acting on behalf of or in concert with them.  Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law.  Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

26. Waiver.  No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.

27. Representation by Counsel.  In entering this Agreement, the parties represent that they have relied upon the advice of their respective attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

28. Cooperation.  All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

29. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile signature.  Each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

30. Headings.  The headings of this Agreement are not part of the provisions hereof and shall have no force or effect.

Executive has read the foregoing Agreement and accepts and agrees to the provisions it contains and hereby executes it voluntarily with full understanding of its consequences.  Executive further declares under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

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EXECUTED this 19th day of September, 2008, at Marin County, California.

MICHAEL P. GEORGE

/s/ Michael P. George

EXECUTED this 19th day of September, 2008, at Los Angeles County, California.

AMERICAN STATES WATER COMPANY

/s/ Floyd E. Wicks
Name: Floyd E. Wicks
Title: President and CEO

EXHIBIT A

RESIGNATION

Dear Mr. Wicks:

This is to advise you that I hereby voluntarily resign my position as Executive Vice President of Corporate Development with American States Water Company effective September 26, 2008 and will not seek reemployment with American States Water Company or any of its subsidiaries.  I have appreciated the opportunity to be professionally associated with American States Water Company, and I wish you and all the employees, shareholders and directors of the Company all the best.

Sincerely yours,

Michael Patrick George

Exhibit A

AMENDMENT
TO
AMERICAN STATES WATER COMPANY
2000 STOCK INCENTIVE PLAN
2007 NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of September 19, 2008, between American States Water Company, a California corporation (the “Corporation”), and Michael P. George (“Executive”);

WHEREAS, pursuant to the American States Water Company 2000 Stock Incentive Plan, as amended (the “Plan”), the Corporation granted to Executive a nonqualified stock option (the “Option”) to purchase all or any part of 6,461 shares of Common Stock of the Corporation upon the terms and conditions set forth in an award agreement dated as of February 15, 2007 (the “Award Agreement”) and in the Plan;

WHEREAS, in connection with Executive’s termination of employment, the Corporation and Executive desire to amend the Award Agreement to provide that the Option shall continue to become exercisable on the vesting dates set forth in the Award Agreement as if Executive continued to perform services for the Corporation until February 14, 2017;

WHEREAS, under the terms of the Plan, the Compensation Committee has the authority to extend the term of outstanding awards beyond a Participant’s termination of employment; and

WHEREAS, the Compensation Committee has approved this Agreement amending the Award Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants made here and the mutual benefits to be derived herefrom the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan and/or the Award Agreement.

2.           Amendment of Award Agreement.  Effective as of the Effective Date (as defined in the Resignation and General Release Agreement dated as of September 19, 2008 between the Corporation and Executive (the “Effective Date”), Section 2 of the Award Agreement is hereby amended in its entirety to read as follows:

“2.  Continuation of Employment Not Required.  Notwithstanding anything to the contrary in this Option Agreement or the Plan, the Option shall continue to become exercisable in accordance with the vesting schedule set forth in this Option Agreement.”

3.           Effective as of the Effective Date, Section 4.2 is hereby amended in its entirety to read as follows:

“4.2 Termination of Option upon a Participant’s Death.  Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, in the event of the Participant’s death, (a) the Option will continue to become exercisable in accordance with the vesting schedule set forth in this Option Agreement, (b) the Participant’s Beneficiary will have until the close of business on the date immediately prior to the Expiration Date, to the extent it is then exercisable, to exercise the Option, and (c) the Option, to the extent not exercised during such period, shall terminate on the Expiration Date.”

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has hereunto set his hand.

American States Water Company
(a California corporation)

By /s/ Floyd E. Wicks

Michael P. George

 /s/ Michael P. George

AMENDMENT
TO
AMERICAN STATES WATER COMPANY
2000 STOCK INCENTIVE PLAN
2007 RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT, dated as of September 19, 2008, between American States Water Company, a California corporation (the “Corporation”), and Michael P. George (“Executive”);

WHEREAS, pursuant to the American States Water Company 2000 Stock Incentive Plan, as amended (the “Plan”), the Corporation granted to Executive a restricted stock unit award of 1,600.922 stock units (the “Award”) upon the terms and conditions set forth in an award agreement dated as of February 15, 2007 (the “Award Agreement”) and in the Plan;

WHEREAS, in connection with Executive’s termination of employment, the Corporation and Executive desire to amend the Award Agreement to provide that the Award shall be vested and shall be paid to Executive in accordance with the vesting schedule set forth in the original Award Agreement;

WHEREAS, under the terms of the Plan, the Compensation Committee has the authority to change the vesting conditions of outstanding awards; and

WHEREAS, the Compensation Committee has approved this Agreement amending the Award Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants made here and the mutual benefits to be derived herefrom the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan and/or the Award Agreement.

2.           Amendment of Award Agreement.  Effective as of the Effective Date (as defined in the Resignation and General Release Agreement dated as of September 19, 2008 between the Corporation and Executive (the “Effective Date”) , Section 3 of the Award Agreement is hereby amended to read as follows:

“3. Vesting.  The Award shall vest and become nonforfeitable on the Effective Date (as defined in the Resignation and General Release Agreement dated as of September 19, 2008 between the Corporation and Executive (the “Effective Date”).”

3.           Effective as of the Effective Date, Section 4 of the Award Agreement is amended to read as follows:

“4. Reserved.”

4.           Effective as of the Effective Date, Section 6 is amended in its entirety to read as follows:

“6. Timing and Manner of Payment.

(a) General.  In February 2008, the Corporation delivered to the Participant a number of Common Shares equal to thirty-three percent (33%) of the Award (including any Stock Units credited as dividend equivalents with respect to such Stock Units).  Subject to adjustment under Section 5.2 of the Plan, on February 14, 2009, or within 10 business days thereafter, the Corporation shall deliver to the Participant a number of Common Shares equal to thirty-three percent (33%) of the Award (including any Stock Units credited as dividend equivalents with respect to such Stock Units).  Subject to adjustment under Section 5.2 of the Plan, on February 14, 2010, or within 10 business days thereafter, the Corporation shall deliver to the Participant a number of Common Shares equal to thirty-four percent (34%) of the Award (including any Stock Units credited as dividend equivalents with respect to such Stock Units).

(b) Payment Upon Death.  Notwithstanding the foregoing, if the Participant dies prior to the Corporation delivering to the Participant all of the Stock Units subject to this Award, within 90 days of Participant’s death, the Corporation shall deliver to the Participant’s Beneficiary a number of Common Shares equal to the portion of the Award that has not already been delivered to the Participant as of such date.

(c) Termination of Stock Units Upon Payment.  A Stock Unit will terminate upon the payment of that Stock Unit in accordance with the terms hereof, and the Participant shall have no further rights with respect to such Stock Unit.

(d) Form of Payment.  The Corporation may deliver the Common Shares payable to the Participant under this Section 6 either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion.”

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has hereunto set his hand.

American States Water Company
(a California corporation)

By /s/ Floyd E. Wicks

Michael P. George

 /s/ Michael P. George

AMENDMENT
TO
AMERICAN STATES WATER COMPANY
2000 STOCK INCENTIVE PLAN
2008 RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT, dated as of September 19, 2008, between American States Water Company, a California corporation (the “Corporation”), and Michael P. George (“Executive”);

WHEREAS, pursuant to the American States Water Company 2000 Stock Incentive Plan, as amended (the “Plan”), the Corporation granted to Executive a restricted stock unit award of 1,838 stock units (the “Award”) upon the terms and conditions set forth in an award agreement dated as of January 28, 2008 (the “Award Agreement”) and in the Plan;

WHEREAS, in connection with Executive’s termination of employment, the Corporation and Executive desire to amend the Award Agreement to provide that the Award shall be vested and shall be paid to Executive in accordance with the vesting schedule set forth in the original Award Agreement;

WHEREAS, under the terms of the Plan, the Compensation Committee has the authority to change the vesting conditions of outstanding awards; and

WHEREAS, the Compensation Committee has approved this Agreement amending the Award Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants made here and the mutual benefits to be derived herefrom the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan and/or the Award Agreement.

2.           Amendment of Award Agreement.  Effective as of the Effective Date (as defined in the Resignation and General Release Agreement dated as of September 19, 2008 between the Corporation and Executive (the “Effective Date”), Section 3 of the Award Agreement is hereby amended to read as follows:

“3. Vesting.  The Award shall vest and become nonforfeitable on the Effective Date (as defined in the Resignation and General Release Agreement dated as of September 19, 2008 between the Corporation and Executive (the “Effective Date”).”

3.           Effective as of the Effective Date, Section 4 of the Award Agreement is amended to read as follows:

“4. Reserved.”

4.           Effective as of the Effective Date, Section 6 is amended in its entirety to read as follows:

“6. Timing and Manner of Payment.

(a) General.  Subject to adjustment under Section 5.2 of the Plan, on January 28, 2009, or within 10 business days thereafter, the Corporation shall deliver to the Participant a number of Common Shares equal to thirty-three percent (33%) of the Award (including any Stock Units credited as dividend equivalents with respect to such Stock Units).  Subject to adjustment under Section 5.2 of the Plan, on January 28, 2010, or within 10 business days thereafter, the Corporation shall deliver to the Participant a number of Common Shares equal to thirty-three percent (33%) of the Award (including any Stock Units credited as dividend equivalents with respect to such Stock Units).  Subject to adjustment under Section 5.2 of the Plan, on January 28, 2011, or within 10 business days thereafter, the Corporation shall deliver to the Participant a number of Common Shares equal to thirty-four percent (34%) of the Award (including any Stock Units credited as dividend equivalents with respect to such Stock Units).

(b) Payment Upon Death.  Notwithstanding the foregoing, if the Participant dies prior to the Corporation delivering to the Participant all of the Stock Units subject to this Award, within 90 days of Participant’s death, the Corporation shall deliver to the Participant’s Beneficiary a number of Common Shares equal to the portion of the Award that has not already been delivered to the Participant as of such date.

(c) Termination of Stock Units Upon Payment.  A Stock Unit will terminate upon the payment of that Stock Unit in accordance with the terms hereof, and the Participant shall have no further rights with respect to such Stock Unit.

(d) Form of Payment.  The Corporation may deliver the Common Shares payable to the Participant under this Section 6 either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion.”

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has hereunto set his hand.

American States Water Company
(a California corporation)

By /s/ Floyd E. Wicks

Michael P. George

 /s/ Michael P. George

AMENDMENT
TO
AMERICAN STATES WATER COMPANY
2000 STOCK INCENTIVE PLAN
2008 NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of September 19, 2008, between American States Water Company, a California corporation (the “Corporation”), and Michael P. George (“Executive”);

WHEREAS, pursuant to the American States Water Company 2000 Stock Incentive Plan, as amended (the “Plan”), the Corporation granted to Executive a nonqualified stock option (the “Option”) to purchase all or any part of 9,205 shares of Common Stock of the Corporation upon the terms and conditions set forth in an award agreement dated as of January 28, 2008 (the “Award Agreement”) and in the Plan;

WHEREAS, in connection with Executive’s termination of employment, the Corporation and Executive desire to amend the Award Agreement to provide that the Option shall continue to become exercisable on the vesting dates set forth in the Award Agreement as if Executive continued to perform services for the Corporation until January 28, 2018;

WHEREAS, under the terms of the Plan, the Compensation Committee has the authority to extend the term of outstanding awards beyond a Participant’s termination of employment; and

WHEREAS, the Compensation Committee has approved this Agreement amending the Award Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants made here and the mutual benefits to be derived herefrom the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan and/or the Award Agreement.

2.           Amendment of Award Agreement.  Effective as of the Effective Date (as defined in the Resignation and General Release Agreement dated as of September 19, 2008 between the Corporation and Executive (the “Effective Date”), Section 2 of the Award Agreement is hereby amended in its entirety to read as follows:

“2.  Continuation of Employment Not Required.  Notwithstanding anything to the contrary in this Option Agreement or the Plan, the Option shall continue to become exercisable in accordance with the vesting schedule set forth in this Option Agreement.”

3.           Effective as of the Effective Date, Section 4.2 is hereby amended in its entirety to read as follows:

“4.2 Termination of Option upon a Participant’s Death.  Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, in the event of the Participant’s death, (a) the Option will continue to become exercisable in accordance with the vesting schedule set forth in this Option Agreement, (b) the Participant’s Beneficiary will have until the close of business on the date immediately prior to the Expiration Date, to the extent it is then exercisable, to exercise the Option, and (c) the Option, to the extent not exercised during such period, shall terminate on the Expiration Date.”

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has hereunto set his hand.

American States Water Company
(a California corporation)

By /s/ Floyd E. Wicks

Michael P. George

 /s/ Michael P. George